UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                November 16, 2010

DIRECTVIEW HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53731	20-5874633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21218 Saint Andrews Blvd., Suite 323, Boca Raton, FL	33433
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 750-9777

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 15, 2010 DirectView Holdings, Inc. issued a press release announcing the declaration of a stock dividend.  A copy of the press release is filed as Exhibit 99.1 to this report.

Item 8.01	Other Events.

On October 26, 2010 the Board of Directors of DirectView Holdings, Inc. declared a dividend payable in shares of our common stock to our stockholders of record on November 9, 2010.  The dividend payment date is November 15, 2010.  Each stockholder will receive nine shares of common stock for each one share owned on the record date.  Stockholders are not required to take any action in connection with the declaration and payment of this stock dividend.  Our transfer agent, Standard Registrar & Transfer Company, will mail the shares to our stockholders entitled to receive such dividend shares.

Our common stock, which is quoted on the OTCBB under the symbol “DIRV”, will be quoted as “DIRVD” for 20 business days, after which it will revert back to the original symbol.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1                      Press release dated November 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTVIEW HOLDINGS, INC.

Date: November 16, 2010	By:	/s/ Roger Ralston
Roger Ralston, Chief Executive Officer and President

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